Exhibit 99.1

NEWS RELEASE
Contacts:	Steven J. Janusek
Executive Vice President & CFO
sjanusek@reddyice.com
800-683-4423

REDDY ICE REPORTS FIRST QUARTER

2012 RESULTS

MAY 14, 2012 - DALLAS, TEXAS - Reddy Ice Holdings, Inc. (OTCQB: RDDYQ) today reported financial results for the first quarter ended March 31, 2012.

Revenues for the first quarter of 2012 were $44.3 million, compared to $40.8 million in the same quarter of 2011.  The Company’s net loss was $44.3 million in the first quarter of 2012, compared to net loss of $39.1 million in the same period of 2011.  Net loss per share was $1.92 in the first quarter of 2012 compared to a net loss per share of $1.72 in the same period of 2011.

Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and the effects of certain other items was negative $8.9 million in the first quarter of 2012 versus negative $8.7 million in the same period of 2011. A discussion regarding the presentation of Adjusted EBITDA in this press release, including reconciliations of Adjusted EBITDA to EBITDA and net loss, is set forth below in the section titled, “SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION.”

As a result of the ongoing restructuring transactions, the Company recognized $0.6 million of restructuring costs and $3.8 million of reorganization costs in the first quarter of 2012. Furthermore, during the first quarter of 2012 the Company recorded $2.5 million of expense for costs incurred in connection with refinancing activities related to debt agreements intended to preserve the Company’s liquidity position that will no longer be consummated.  No such costs were incurred in the first quarter of 2011.

Effective Thursday, December 29, 2011, the Company’s stock was quoted on the OTCBB and OTCQB under the symbol “RDDY”. As a result of the Company’s bankruptcy filing, on April 12, 2012 the Company’s symbol was changed to “RDDYQ”.

ABOUT REDDY ICE

Reddy Ice Holdings, Inc. is the largest manufacturer and distributor of packaged ice in the United States. With approximately 1,500 year-round employees, the Company sells its products primarily under the widely known Reddy Ice® brand to a variety of customers in 34 states and the District of Columbia.  The Company provides a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs and its proprietary technology, The Ice Factory®.  Reddy Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector.

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s belief as well as assumptions made by and information currently available to management.   Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

— Financial Tables Follow —

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
	(in thousands, except
	per share amounts)

Revenues	$44,281	$40,752
Cost of sales (excluding depreciation)	39,414	37,225
Depreciation expense related to cost of sales	6,961	7,708
Gross loss	(2,094)	(4,181)
Operating expenses	14,020	12,799
Depreciation and amortization expense	2,441	2,530
Loss (gain) on dispositions of assets	2	(54)
Acquisition expenses	221	603
Impairment of long-lived assets	31	231
Gain on contingent acquisition consideration	(100)	—
Cost related to antitrust investigations and related litigation	1,762	1,421
Restructuring costs	559	—
Loss from operations	(21,030)	(21,711)
Interest expense	(14,979)	(14,349)
Interest income	3	4
Reorganization costs	(3,837)	—
Debt refinance costs	(2,531)	—
Loss before income taxes	(42,374)	(36,056)
Income tax expense	(1,968)	(3,045)
Net loss	$(44,342)	$(39,101)
Total comprehensive loss	$(44,342)	$(39,101)

Basic and diluted net loss per share:
Net loss	$(1.92)	$(1.72)
Weighted average common shares outstanding	23,082	22,689

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

	March 31,	December 31,
	2012	2011
	(in thousands)

Cash and cash equivalents	$5,390	$9,944
Restricted cash	10,892	13,024
All other current assets	52,887	49,140
Total assets	414,680	434,029

Accounts payable and accrued expenses	$39,346	$45,217
Total current and non-current debt (including revolving credit facility)	500,832	471,505
Total stockholders’ deficit	(140,760)	(96,798)
Total liabilities and stockholders’ deficit	414,680	434,029

SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

EBITDA represents the Company’s consolidated net loss before income taxes, interest and depreciation and amortization.  Adjusted EBITDA represents EBITDA as further adjusted to give effect to unusual items, non-cash items, Reddy Ice Holdings, Inc. (“Reddy Holdings”) gains and expenses and other adjustments set forth below, such additional adjustments being required to calculate covenant ratios and compliance under the Company’s new credit facility.  EBITDA and Adjusted EBITDA are not presentations made in accordance with generally accepted accounting principles (“GAAP”) and are not measures of financial condition or profitability.  EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for “net loss”, the most directly comparable GAAP financial measure, as an indicator of operating performance.

By presenting Adjusted EBITDA, the Company intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future.  The Company evaluates operating performance based on several measures, including Adjusted EBITDA, as the Company believes it is an important measure of the operational strength of its business.  Furthermore, the additional adjustments included in the calculation of Adjusted EBITDA are required to calculate covenant ratios and compliance under the Company’s credit facility.

Adjusted EBITDA as we have presented it may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, as it excludes certain financial information when compared to “net loss”.  Users of this financial information should consider the types of events and transactions which are excluded.

	Three Months Ended
	March 31,
	2012	2011
	(in thousands, unaudited)

Net loss	$(44,342)	$(39,101)
Depreciation expense related to cost of sales	6,961	7,708
Depreciation and amortization expense	2,441	2,530
Interest expense	14,979	14,349
Interest income	(3)	(4)
Income tax expense	1,968	3,045
EBITDA	(17,996)	(11,473)
Other non-cash and excluded charges:
Stock-based compensation expense	383	631
Loss (gain) on dispositions of assets	2	(54)
Acquisition expenses	221	603
Impairment of long-lived assets	31	231
Increase in fair value of diesel hedge	(152)	(16)
Debt refinance costs	2,531	—
Gain on contingent acquisition consideration	(100)	—
Restructuring costs	559	—
Reorganization costs	3,837	—
Reddy Holdings items:
Cost related to antitrust investigations and related litigation (a)	1,762	1,421
Adjusted EBITDA	$(8,922)	$(8,657)

(a)             The cost of the antitrust investigations and related litigation and related insurance recoveries are excluded from the calculation of Adjusted EBITDA as these costs have been paid by Reddy Holdings.  Reddy Holdings is currently paying these costs with insurance proceeds, and dividends and other funds received from its wholly-owned subsidiary, Reddy Ice Corporation.

The Company’s credit agreement requires that pro forma effect be given to certain items, such as acquisitions and dispositions of businesses and the purchase of leased assets, when calculating Adjusted EBITDA.  The following table sets forth the calculation of pro forma Adjusted EBITDA:

	Three Months Ended
	March 31,
	2012	2011
	(in thousands, unaudited)

Adjusted EBITDA	$(8,922)	$(8,657)
Acquisition adjustments (a)	—	(349)
Pro forma Adjusted EBITDA	$(8,922)	$(9,006)

(a)             Represents the incremental Adjusted EBITDA of acquired businesses as if each acquisition had been consummated on the first day of the period presented.  All acquisitions included herein were consummated on or before March 31, 2012.